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                                                                   EXHIBIT 10.24

                               RENAULT & HANDLEY
                      INDUSTRIAL & COMMERCIAL REAL ESTATE

This Lease, executed in duplicate at Palo Alto, California, this 15th day of January, 2000


PARTIES By and between Y.A. Tittle, R.G. Handley, et al and OpenTV, Inc., a Delaware corporation hereinafter called respectively Lessor and Lessee, without regard to number or gender.

PREMISES                 1. WITNESSETH: That Lessor hereby leases to Lessee, and
                    Lessee hires from Lessor, those certain premises, hereinafter in this lease designated as "the Premises", with the appurtenances, situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

                    Approximately 17,000 square feet of an approximate 25,000 square foot industrial building commonly known as 365 East Middlefield Road, as shown on Exhibit A together with non-exclusive rights of ingress, egress and parking for a minimum of 68 cars.

USE                      2. The Premises shall be used and occupied by Lessee
                    for the purpose of general office, sales and marketing, and Research & Development and for no other purpose without the prior written consent of Lessor, said consent not to be unreasonably withheld.

TERM                     3. The term shall be for three (3) years and eight (8)
                    months, commencing on the last to occur of: (i) the 1/st/ day of January, 2000, or (ii) the voluntary surrender of the Premises and termination of its Lease by the existing tenant, and terminating on the 31st day of August, 2003. If the existing tenant shall not have voluntarily surrendered the Premises and terminated its Lease by January 20, 2000, Lessee may at its sole option terminate this Lease.

RENTAL                   4. Rent shall be payable to the Lessor without
                    deduction or offset at such place or places as may be designated from time to time by the Lessor as follows:

                    Rent shall be due on the first day of each calendar month of the Term. If the Commencement Date occurs on a date other than the first day of the calendar month in which it occurs, the Rental due on the first day of the second calendar month of the Term shall be prorated. Upon Lease execution, Forty One Thousand Six Hundred Fifty and NO/100ths Dollars ($41,650.00/$2.45 per sq ft) shall be due representing rental for the first full month of the Term and on
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                    the first day of each succeeding month to and including
                    December, 2000. Forty Two Thousand Five Hundred and NO/100ths Dollars ($42,500.00/$2.50 per sq ft) shall be due on January 1/st/ 2001 and on the first day of each and every month through December 1/st/ 2001. Forty Three Thousand Three Hundred Fifty and NO/100ths Dollars ($43,350.00/$2.55 per sq ft) shall be due on January 1/st/ 2002 and on the first day of each and every month through December 1st 2002. Forty Four Thousand Two Hundred and NO/100ths Dollars ($44,200.00/$2.60 per sq ft) shall be due on January 1/st/ 2003 and on the first day of each and every month through August 1/st/ 2003.

SECURITY                 5. Lessee has deposited with Lessor $44,200.00 as
DEPOSIT security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Lessee or, at the option of Lessor, to the last assignee of Lessee's interest in this Lease at the expiration of the term hereof. Lessee shall not be entitled to any interest on said security deposit.

POSSESSION               6. If Lessor, for any reason whatsoever, cannot deliver
                    possession of the Premises to Lessee at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor's agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed fourteen (14) days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Lessee, at his or its option, may declare this Lease null and void.

ACCEPTANCE               7. Lessor warrants that all operating systems
OF PREMISES         associated with the Premises HVAC, electrical and plumbing
AND CONSENT         are in good operating condition and repair and that the
TO                  Premises were in compliance with all codes as of June 23,
SURRENDER           1998. By entry hereunder, the Lessee accepts the Premises as being in good and satisfactory condition, unless within fifteen (15) days after such entry Lessee shall give Lessor written notice specifying in reasonable detail the respects in which the Premises were not in satisfactory condition.
                    The Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in the same good condition as at Lessee's entry into the

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                    Premises excepting for such wear and tear as would be normal for the period of the Lessee's occupancy. The Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee's personal property and trade fixtures from the premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

USES                     8. Lessee shall not commit, or suffer to be committed,
PROHIBITED          any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls or roof which endanger the structure, or place any harmful liquids in the drainage system of the building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in exterior trash receptacles.
                    No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the buildings proper.

ALTERATIONS              9. The Lessee shall make no alterations, additions or
AND                 improvements to the Premises or any part thereof that cost
ADDITIONS           in excess of $5,000.00 without first obtaining the prior
                    written consent of the Lessor which shall not be unreasonably withheld. Lessor shall grant or deny its consent to any request by Lessee within five (5) business days after Lessor's receipt of any such request. The Lessor may impose as a condition to the aforesaid consent such requirements as Lessor may deem necessary in Lessor's sole discretion, including without limitation thereto, the manner in which the work is done, a right of approval of the contractor by whom the work is to be performed, and the requirement that at Lessor's option Lessee will remove any or all improvements or additions to the Premises installed at Lessee's expense upon the expiration or earlier termination of the Lease. All such alterations, additions or improvements not specified to be removed shall at the expiration or earlier termination of the lease become the property of the Lessor and remain upon and be surrendered with the Premises. All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term when Lessee is not in default hereunder. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. The Lessee will at all times permit notices of non-

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                    responsibility to be posted and to remain posted until the completion of alterations or additions which have been approved by the Lessor. Notwithstanding anything to the contrary, Lessee shall be responsible for cost of all capital replacement of HVAC system.

MAINTENANCE              10. Lessee shall, at Lessee's sole cost, keep and
OF PREMISES         maintain the interior portion of the Premises and
                    appurtenances and every part thereof, including but not limited to, interior plumbing, electrical systems, heating and air conditioning installations, in good order, condition and repair. Lessor at Lessor's sole cost and expense shall maintain the exterior of the walls, and structural portions of the roof, foundations, walls, and floors except for any repairs caused by the wrongful act of the Lessee and Lessee's agents. The Lessor will replace the roof covering if repairs to said covering are no longer economically feasible in the judgment of roofing experts, and provided that said replacement is not made necessary by acts of the Lessee and Lessee's agents. The Lessee shall water, maintain and replace, when necessary, any shrubbery and landscaping provided by the Lessor on the Premises. The Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor's expense or to terminate this lease because of Lessor's failure to keep the premises in good order, condition or repair.

FIRE AND             SEE REVISED INSURANCE CLAUSE ATTACHED
EXTENDED
COVERAGE
INSURANCE
AND
SUBROGATION

ABANDON-                 12. Lessee shall not abandon the Premises at any time
MENT during the term; and if Lessee shall abandon or surrender the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM                13. Lessee shall keep the Premises and the property in
LIENS which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE               14. Lessee shall, at his sole cost and expense, comply
WITH                with all of the requirements of all Municipal, State and
GOVERN-             Federal authorities now in force, or which may hereafter be
MENTAL              in force, pertaining to the Premises, and shall faithfully
REGULATIONS         observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto

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                    or not, that Lessee has violated any such ordinance or
                    statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee.

INDEMNI-                 15. The Lessee, as a material part of the consideration
FICATION OF         to be rendered to the Lessor, hereby waives all claims
LESSOR AND          against the Lessor for damages to goods, wares and
LESSEE'S            merchandise, and all other personal property in, upon, or
LIABILITY           about the Premises and for injuries to persons in or about
INSURANCE           the Premises, from any cause arising at any time, excepting claims arising from the Lessor's negligence or willful misconduct, and the Lessee will hold the Lessor exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided.
                    SEE REVISED INSURANCE CLAUSE ATTACHED

ADVERTISE-               16. Lessee will not place or permit to be placed, in,
MENTS AND           upon or about the Premises any unusual or extraordinary
SIGNS               signs, or any signs not approved by the city or other
                    governing authority. The Lessee will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the prior written consent of the Lessor, said consent shall not be unreasonably withheld. Lessor approves the OpenTV sign logo. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused hereby, and if not so removed by Lessee then Lessor may have same so removed at Lessee's expense.

UTILITIES                17. Lessee shall pay for all water, gas, heat, light,
                    power, telephone service and all other service supplied to the premises. If the premises are not served by a separate water meter, the Lessee shall pay to the Lessor 68 percent of the water bill for the entire property covered by said bill and of which the Premises are a part.

ATTORNEY'S               18. In case suit should be brought for the possession
FEES of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT                  19. In the event of any breach of this Lease by the
                    Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the option of 1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee to remain in full possession and control of the Premises. If the Lessor chooses to repossess the

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                    Premises, the Lease will automatically terminate in
                    accordance with provisions of the California Civil Code,
                    Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: 1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest at 7% per annum; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided including interest at 7% per annum; 3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease. If the Lessor chooses not to repossess the premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of the California Civil Code,
                    Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the lease as specified in the lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession: a) Acts of maintenance or preservation or efforts to relet the property. b) The appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

LATE                     20. Lessee hereby acknowledges that late payment by
CHARGES Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten
                    (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessor's right with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

SURRENDER                21. The voluntary or other surrender of this Lease by
OF LEASE Lessee, or a mutual cancellation thereof, shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

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TAXES                    22. The Lessee shall be liable for all taxes levied
                    against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rental, during the term of this Lease and any extensions thereof, 68% of all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this lease with respect to the Premises. It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

NOTICES                  23. All notices to be given to Lessee may be given in
                    writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the following addresses: if to Lessee, at 401 E. Middlefield Rd., Mountain View, CA 94043, Attn: Facilities Manager; if to Lessor, at 2500 El Camino Real, Palo Alto, CA 94306.

ENTRY BY                 24. Lessee shall permit Lessor and his agents to enter
LESSOR into and upon the Premises at all reasonable times upon prior notice except in an emergency for the purpose of inspecting the same or for the purpose of maintaining the building in which the Premises are situated, or upon 5 business days prior written notice for the purpose of making repairs, alterations or additions to any other portion of said building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and shall permit Lessor and his agents, at any time within ninety days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary "For Sale" or "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

DESTRUCTION              25. In the event of a partial destruction of the
OF PREMISES         Premises during the said term from any cause, Lessor shall forthwith repair the same, provided such repairs can be made within one hundred twenty (120) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made in one hundred twenty (120) days, Lessee may, at its option, terminate this Lease. If Lessee does not elect to terminate, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of either party.
                    In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of

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                    this paragraph, the provision of Section 1932, Subdivision
                    2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the Premises may be situated be destroyed to the extent of not less than 331/3% of the replacement cost thereof, Lessor may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the building in which the Premises may be situated shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT               26. The Lessee shall not assign, transfer, or
AND SUBLET-         hypothecate the leasehold estate under this Lease, or any
TING                interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. Lessor agrees not to unreasonably withhold or delay consent to sublet or assign.
                    As a condition for granting its consent to any subletting the Lessor shall require the Lessee to agree to pay to the Lessor, as additional rental, 50% after Lessee's costs and expenses (including amortization of tenant, improvements, brokerage fees and reasonable attorney's fees) of all rents received by the Lessee from its Sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder. The Lessee shall, by twenty (20) days written notice, advise the Lessor of its intent to sublet the Premises or any portion thereof for any part of the term hereof. Within ten (10) days after receipt of Lessee's notice, Lessor shall either give approval to Lessee to sublease the portion of the Premises described in Lessee's notice, or Lessor shall terminate this Lease as to the portion of the Premises described in Lessee's notice on the date specified in Lessee's notice. If Lessee intends to sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated on the date specified in Lessee's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a prorata basis to the number of square feet retained by Lessee, and this Lease as so amended shall continue in full force and effect. If the Lessor approves a subletting, the Lessee may sublet immediately after receipt of the Lessor's written approval.
                    In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer,

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                     hypothecation, subletting, occupation or use by any other
                     person shall not release Lessee from any of Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay Lessor's expenses in connection with the assignment, not to exceed $2,000 and Lessor may require Lessee's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

CONDEMNATION             27. If any part of the premises shall be taken for any
                     public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire premises prior to such taking, but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto. Lessor promptly shall provide to Lessee written notice of any circumstance of which it has knowledge that will effect a total or partial termination of this Lease under this paragraph.

EFFECT OF                28. The term "Lessor" as used in this Lease, means
CONVEYANCE           only the owner for the time being of the land and building containing the Premises so that, in the event of any sale of said land or building, or in the event of a lease of said building, the Lessor after having provided written notice of such sale or lease to Lessee shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the Lessee of the building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of the Lessee, the Lessor may transfer and deliver the security, as such, to the purchaser at any such sale or the lessee of the building, and thereupon the Lessor shall be discharged from any further liability in reference thereto.

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SUBORDINATION            29. Lessee agrees that this Lease may, at the option of
                     Lessor, be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder.

WAIVER                   30. The waiver by Lessor of any breach of any term,
                     covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER             31. Any holding over after the expiration of the said
                     term, with the consent of Lessor, shall be construed to be a tenancy from month to month, at a rental rate equal to 125% of the base rate in effect at the expiration of such term for the first 10 business days of such holdover tenancy and 150% of such lease rate thereafter, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

SUCCESSORS AND           32. The covenants and conditions herein contained
ASSIGNS shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME                     33. Time is of the essence of this Lease.

MARGINAL CAPTIONS        34. The marginal headings or titles to the paragraphs
                     of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

                     PARAGRAPHS 35 THROUGH 37 AND MEMORANDUM OF UNDERSTANDING ATTACHED HERETO ARE HEREBY MADE A PART OF THIS LEASE.

                     THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

                     IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

                     LESSOR                                   LESSEE

                     Y.A. TITTLE, R. G. HANDLEY             OpenTV, Inc.
                     ET AL

                       /s/ R.G. Handley                 Randall S. Livingston
                     --------------------------       -------------------------
                                                       /s/ Randall S. Livingston
                     --------------------------       -------------------------
                       January 18, 2000                 Chief Financial Officer
                     --------------------------       -------------------------

                             ADDITIONAL PARAGRAPHS

These additional paragraphs are hereby made a part of that certain Lease dated January 15, 2000 by and between Y.A. Tittle, R.G.Handley et al, Lessor, and OpenTV, Inc., a Delaware corporation, Lessee, covering the Premises at 365 E. Middlefield Road, Mountain View, California.

35. The Lessor hereby grants to the Lessee the option of renewing this Lease for an additional five (5) year term to commence at the termination of this Lease. The Lessee may exercise this option by providing written notice to Lessor of its intent to exercise the option not less than one hundred twenty (120) days but not more than one hundred eighty (180) days prior to expiration of the original term and then by executing a Memorandum of Extension once the rental has been agreed upon by Lessor and Lessee in accordance with the following procedures: The option term shall be governed by all the same terms and conditions as are contained in this Lease excepting that there are to be no additional options and also excepting the basic monthly rental, which is to be adjusted for the option term as follows: The new monthly rental and escalator provisions for the additional term shall be equal to the then current fair market rent for the property and agreed upon by Lessor and Lessee within thirty
(30) days after the option is exercised. In the event that Lessor and Lessee cannot agree upon the new rental amount and/or escalator provisions, within the above thirty (30) day period, then the Lessor and Lessee shall each pick an arbitrator who is qualified in commercial and industrial rentals in the general area and these two arbitrators will select a third arbitrator with the same qualifications. A minimum of two out of three of the arbitrators must agree on the rental schedule for the option term within thirty (30) days after their appointment. However, the option rental shall not be less than the rental during the final year of the of the original Lease without the approval of the Lessor.

36. Lessee shall have the right to install satellite dishes or other antenna on the roof of the Premises, provided that such installation is conducted in accordance with all law's and regulations, including local zoning laws, and in a manner which does not impair the structural integrity of the building. At the termination of the Lease, Lessee shall remove this equipment, make all necessary repairs and return roof to its condition prior to installation.

37.  Hazardous Substances:
     --------------------

     a) Lessee agrees that any and all handling, transportation, storage, treatment, disposal, or use of hazardous substances by Lessee in or about the Premises shall strictly comply with all applicable environmental laws.

     b) Lessee agrees to indemnify and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of hazardous substances on or about the Premises by Lessee.

     c) If the presence of hazardous substances on the Premises caused or permitted by Lessee results in the contamination or deterioration of the Premises or any water or soil beneath the Premises, Lessee shall promptly take all action necessary to investigate and remedy that contamination.

     d) Lessee and Lessor each agree to promptly notify the other of any communication received form any governmental entity concerning hazardous substances or the violation of environmental laws that relate to the Premises.

     e) Lessee shall not use, handle, store, transport, generate, release, or dispose of any hazardous substances on, under, or about the Premises, except that Lessee may use (i) small quantities of common chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Premises and
(ii) other hazardous substances that are necessary for the operation of Lessee's business and for which Lessor gives written consent prior to the hazardous substances being brought onto the Premises. At any time during the term of this Lease, Lessee shall, within ten (10) days after written request from Lessor, disclose in writing all hazardous substances that are being used by Lessee on the Premises, the nature of the use, and the manner of storage and disposal.

     f) At any time and upon prior written notice to Lessee, Lessor may require testing wells to be drilled on the Premises and may require the ground water to be tested to detect the presence of hazardous substances by the use of any tests that are then customarily used for those purposes. Lessor shall supply Lessee with copies of the test results. The cost of these tests and the installation, maintenance, repair, and replacement of the wells shall be paid by Lessee if the test disclose the existence of facts that give rise to liability of Lessee pursuant to this Paragraph 37.

     g) Lessor will indemnify Lessee from and against all costs of response, corrective action, remedial action, claims, demands, losses and liabilities arising from any preexisting environmental contamination which may have occurred prior to the Lessee taking possession of the Premises.

                          MEMORANDUM OF UNDERSTANDING

Parties:                Y.A. Tittle, R.G. Handley et al, Lessor
                        OpenTV, Inc., a Delaware corporation, Lessee

Date:                   January 15, 2000

Re: That certain Lease dated January 15, 2000 by and between Y.A. Tittle, R.G. Handley et al, Lessor and OpenTV, Inc., a Delaware corporation, Lessee for an approximate 17,000 square foot portion of an approximate 25,000 square foot industrial building commonly referred to as 365 E. Middlefield Road, Mountain View and further described in Exhibits "A" attached hereto.

It is agreed as follows:

Lessor grants to Lessee the First Right of Refusal to lease the remaining space of approximately 8,000 square foot at 365 E. Middlefield Road, Mountain View when it becomes available under the following terms and conditions. If space becomes available at 365 E. Middlefield Road, Lessor shall advise Lessee by written notification of its availability and of Lessor's terms and conditions including monthly rental amount. Lessee shall have 20 days after the date of said notification of availability to accept or reject Lessor's terms and conditions. If no written acceptance is received by the Lessor from the Lessee within this 20-day period, Lessor shall be free to offer the space on the open market on the same terms and at the same rental as was offered to Lessee. If however, Lessor should decide to lease the space at a different rental or under different terms and conditions, then Lessee shall be given 3 business days to accept or reject the new proposal. If no written acceptance is received by the Lessor within the above 3 day period, Lessor shall be free to lease the space at the different price or different terms and conditions, without further obligation to Lessee.

With respect to par 10 of the Lease, Lessor agrees to take responsibility for the maintenance of the roof, landscaping and parking lot and all other exterior portions of the Property, including the building, Lessee agrees to pay to Lessor a common area maintenance (CAM) (roof and parking lot maintenance and landscaping) charge of $340.00/mo. to recompense Lessor for the costs of these services for the year 2000-2001. Lessor and Lessee agree that these charges may vary from year to year; however, Lessor agrees that on no account will the increase in any one year exceed the previous year by more than 10%. It is understood that these charges are for maintenance only. Any capital replacement or special HVAC cost shall be prorated between the Parties and Lessee shall only be obligated to pay a monthly amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgement of Lessor's accountants). Said costs shall be amortized over the useful life of such improvement.

Accepted for OpenTV, Inc.           Accepted for Y.A. Tittle, R.G. Handley et al
a Delaware Corporation

By: /s/ Randall S. Livingston       By: /s/ R.G. Handley
    ----------------------------        --------------------

Date: 13 January 2000               Date: January 18, 2000
      --------------------------          ------------------

                            REVISED INSURANCE CLAUSE

This Lease Clause replaces the Insurance Clause (11.) in the Renault &Handley Net Lease Form.

11. Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased; and no use shall be made or permitted to be made on the Premises, nor acts done, which will cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said building and appurtenances.

11.1 Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessee, Lessor, and any third parties named by Lessor which may include Lessor's lender, against any liability arising out of the condition, use, occupancy or maintenance of the Premises. Such insurance policy shall have a combined single limit for both bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000.00). The limits of said insurance shall not limit the liability of Lessee hereunder.

11.2 Lessee shall, at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in an "all risk" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof.

11.3 Lessor shall maintain a policy or policies of fire and property damage insurance in an "all risk" form, with sprinkler and, at the option of the Lessor, earthquake endorsements, covering loss or damage to the building, including Lessee's leasehold improvements installed with the written consent of the Lessor, in such amounts and with such coverage as Lessor deems advisable.

11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, (sixty-eight) 68 percent of the premiums for an insurance obtained by Lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Building separately, or together with other buildings and improvements which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises. It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the Commencement Date and Expiration Date of the Lease.

11.5 Lessee and Lessor each hereby waives any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of the others under its control, to the extent such loss or damage is insured against under any insurance policy carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

                                  Exhibit A

                                 [Schematic]